Exhibit 99.1

Media Contacts:

Telkonet Investor Relations

414.721.7988
ir@telkonet.com

FOR IMMEDIATE RELEASE

Telkonet Announces First Quarter 2018 Financial Results

Company Continues Focus on Channel and Market Growth

Teleconference and Webcast to be Held Today at 4:30 P.M. EST

WAUKESHA (May 15, 2018) - Telkonet, Inc. (OTCQB: TKOI), (the “Company”, “Telkonet”), creator of the EcoSmart platform of intelligent automation solutions designed to optimize comfort, energy efficiency and operational analytics in support of the emerging Internet of Things (IoT), today announced financial results for the quarter ended March 31, 2018. Telkonet management will hold a teleconference to discuss these results with the financial community today at 4:30 p.m. ET/3:30 p.m. CT.

"The company’s efforts coming into 2018 have positioned us favorably for strategic growth moving forward. Our combined activity has continued to broaden markets and mature valuable opportunities involving new solution development and significant project scope,” states Jason Tienor, Telkonet CEO. “We continue to see increased market penetration and a growing awareness of Telkonet’s innovative platform and technology."

Operating and Financial Highlights Comparison for the First Quarter Ended March 31, 2018 and 2017:

•	Operating expense decreased 20% to $1.7 million for the quarter ended March 31, 2018 compared to $2.2 million in the prior year period
•	Loss from continuing operations decreased $0.1 million to $1.2 million for the quarter ended March 31, 2018 compared to $1.3 million in the prior year period
•	Telkonet awarded certification for its’ EcoSmart thermostat products in new hospitality franchise Connected Room initiative and installed in both demonstration and proof-of-concept locations
•	Company declared a finalist in RFP for large economy franchise
•	Company experienced increased traction in large international opportunities
•	Release of new targeted Telkonet website enabling new inbound marketing activity
•	Sales expansion with new Account Executive, Channel Account Manager and Inside Sales Representative

“Having ended 2017 with the completion of our divestiture and redevelopment efforts, 2018 will be Telkonet’s first year with a comprehensive focus on our IoT and intelligent automation business and we’re seeing the fruits for these efforts through new market awareness and growth in size of opportunities both directly and through our channels,” continues Mr. Tienor. “We look forward to a continued ramp through the year due to maturing opportunities and expanded sales and marketing efforts.”

Financial Results Review

First Quarter 2018

Revenue: Total revenue from continuing operations decreased $0.3 million to $1.6 million for the quarter ended March 31, 2018 compared to $1.9 million for the comparable period in 2017. $0.1 million of the decrease was due to ASU 606 adoption.

Product Revenue: Product revenue which principally arises from the sales and installation of our EcoSmart energy management platform decreased 17% to $1.5 million for the quarter ended March 31, 2018 compared to $1.8 million for the comparable period in 2017.

Telkonet, Inc. | 20800 Swenson Drive, Suite 175, Waukesha, WI 53186 | p: 414.302.2299 | f: 414.800.4352 | telkonet.com

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Gross Margin Gross profit percentages decreased to 34% for the quarter ended March 31, 2018 from 46% for the comparable period in 2017.

Net loss: The Company reported a net loss from continuing operations of $1.2 million for the quarter ended March 31, 2018 compared to a net loss from continuing operations of $1.3 million for the comparable period in 2017.

Teleconference

Date: Tuesday, May 15, 2018

Time: 4:30 p.m. EST (3:30 p.m. CST, 1:30 p.m. PST)

Investor Dial-In (Toll Free US & Canada): 877-407-9171

Investor Dial-In (International): 201-493-6757

A replay of the teleconference will be available until May 29, 2018, which can be accessed by dialing (877) 660-6853 if calling within the US & Canada or (201) 612-7415, if calling internationally. Please enter conference ID # 13649459 to access the replay.

NON-GAAP Financial Measures

Telkonet will post to the Company's investor relations web site (www.telkonet.com) any reconciliation of differences between non-GAAP financial information that may be required in connection with issuing the Company's financial results.

The Company, as is common in its industry, uses adjusted EBITDA from continuing operations, a non-GAAP measurement gauge to demonstrate earnings exclusive of interest and non-cash events. The Company manages its business based on its cash flows. The Company, in its daily management of its business affairs and analysis of its monthly, quarterly and annual performance, makes its decisions based on cash flows, not on the amortization of assets obtained through historical activities. The Company, in managing its current and future affairs, cannot affect the amortization of the intangible assets to any material degree, and therefore uses adjusted EBITDA from continuing operations as its primary management guide. Adjusted EBITDA from continuing operations is not, and should not be considered, an alternative to net income (loss), income (loss) from continuing operations, or any other measure for determining operating performance of liquidity, as determined under accounting principles generally accepted in the United States (GAAP). In assessing the overall health of its business for the quarters ended March 31, 2018 and 2017, the Company excluded items in the following general category described below:

•	Stock-based compensation: The Company believes that because of the variety of equity awards used by companies, varying methodologies for determining stock-based compensation and the assumptions and estimates involved in those determinations, the exclusion of non-cash stock-based compensation enhances the ability of management and investors to understand the impact of non-cash stock-based compensation on our operating results. Further, the Company believes that excluding stock-based compensation expense allows for a more transparent comparison of its financial results to the previous period.

•	Bonuses paid to executives in 2017, upon sale of discontinued operations: The Company does not consider the bonuses of $87,750 associated with the sale of Ethostream to be indicative of current or future operating performance. Therefore, the Company does not consider the inclusion of these costs helpful in assessing its current financial performance compared to the previous year.

Adjusted EBITDA from continuing operations and other non-GAAP financial measures should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of the non-GAAP financial measure as an analytical tool. In particular, the non-GAAP financial measure is not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measure reflect the exclusion of items that are recurring and will be reflected in the Company's financial results for the foreseeable future. The Company compensates for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measure.

Telkonet, Inc. | 20800 Swenson Drive, Suite 175, Waukesha, WI 53186 | p: 414.302.2299 | f: 414.800.4352 | telkonet.com

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ABOUT TELKONET

Telkonet, Inc. (OTCQB: TKOI) provides innovative intelligent automation platforms at the forefront of the Internet of Things (IoT) space. Helping commercial audiences better manage operational costs, the Company’s EcoSmart intelligent automation platform is supported by a full-suite of IoT-connected devices that provide in-depth energy usage information and analysis, allowing building operators to reduce energy expenses. Vertical markets that benefit from EcoSmart products include hospitality, education, military, government, healthcare and multiple dwelling housing. Telkonet was founded in 1977 and is based in Waukesha, WI. For more information, visit www.telkonet.com.

For news updates as they happen, follow @Telkonet on Twitter.

To receive updates on all of Telkonet’s developments, sign up for our email alerts HERE.www.telkonet.com

FORWARD LOOKING STATEMENTS

Statements included in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks and uncertainties such as competitive factors, technological development, market demand and the Company’s ability to obtain new contracts and accurately estimate net revenue due to variability in size, scope and duration of projects, and internal issues in the sponsoring client. Further information on potential factors that could affect the Company’s financial results, can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and in its Reports on Forms 8-K filed with the Securities and Exchange Commission (“SEC”).

Telkonet, Inc. | 20800 Swenson Drive, Suite 175, Waukesha, WI 53186 | p: 414.302.2299 | f: 414.800.4352 | telkonet.com

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TELKONET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended
	March 31,
	2018	2017
Revenues, net:
Product	$1,503,658	$1,810,385
Recurring	101,538	102,842
Total Net Revenues	1,605,196	1,913,227

Cost of Sales:
Product	994,237	1,008,045
Recurring	59,997	30,018
Total Cost of Sales	1,054,234	1,038,063

Gross Profit	550,962	875,164

Operating Expenses:
Research and development	438,780	378,456
Selling, general and administrative	1,276,903	1,769,693
Depreciation and amortization	16,915	9,909
Total Operating Expenses	1,732,598	2,158,058

Operating Loss	(1,181,636)	(1,282,894)

Other (Expenses) Income:
Interest (expense), net	(2,530)	(10,353)
Total Other (Expenses)	(2,530)	(10,353)

Loss from Continuing Operations before Provision for Income Taxes	(1,184,166)	(1,293,247)

Provision for Income Taxes	–	991

Net loss from continuing operations	(1,184,166)	(1,294,238)
Discontinued Operations:
Gain from sale of discontinued operations (net of tax)	–	6,384,871
Income from discontinued operations (net of tax)	–	571,802
Net (loss) income attributable to common stockholders	$(1,184,166)	$5,662,435

Net (loss) income per common share:
Basic - continuing operations	$(0.01)	$(0.01)
Basic - discontinued operations	$–	$0.05
Basic – net (loss) income attributable to common stockholders	$(0.01)	$0.04

Diluted - continuing operations	$(0.01)	$(0.01)
Diluted - discontinued operations	$–	$0.05
Diluted – net (loss) income attributable to common stockholders	$(0.01)	$0.04

Weighted Average Common Shares Outstanding used in computing basic net loss per share	133,695,111	132,774,475
Weighted Average Common Shares Outstanding used in computing diluted net loss per share	133,695,111	133,520,471

Telkonet, Inc. | 20800 Swenson Drive, Suite 175, Waukesha, WI 53186 | p: 414.302.2299 | f: 414.800.4352 | telkonet.com

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RECONCILIATION OF NET LOSS FROM

CONTINUING OPERATIONS TO ADJUSTED EBITDA

FOR THE THREE MONTHS ENDED MARCH 31,

	2018	2017
Net loss from continuing operations	$(1,184,166)	$(1,294,238)
Interest (income) expense, net	2,530	10,353
Provision for income taxes	–	991
Depreciation and amortization	16,915	9,909
EBITDA – continuing operations	(1,164,721)	(1,272,985)
Adjustments:
Stock-based compensation	1,531	314,686
Bonus paid to executives upon sale of discontinued operations	–	87,750
Adjusted EBITDA – continuing operations	$(1,163,190)	$(870,549)

Telkonet, Inc. | 20800 Swenson Drive, Suite 175, Waukesha, WI 53186 | p: 414.302.2299 | f: 414.800.4352 | telkonet.com

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